Exhibit 99.1

SPAR Group, Inc. Reports Third Quarter Fiscal 2023 Results

Momentum Builds on Growth in Merchandising Services Business

Strategic Initiative Continues with Expanded Gross Margins

AUBURN HILLS, MI, November 14, 2023 – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the three and nine months ended September 30, 2023.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “Results were in line with expectations for the third quarter with continued strength in our core merchandising business. Our U.S. merchandising business grew by 27%, Canada merchandising grew by 23%, Mexico by 28% and Brazil by 10%. We believe there is continued opportunity and a growing addressable market as brands and retailers turn to SPAR for the last product touch and driving the consumer experience.

“The great strength in our core merchandising business was offset on a consolidated basis by our Asia Pacific businesses, smaller joint ventures and the U.S. retail remodel business that is beginning to recover after a slowing earlier in the year. At the same time, we delivered higher margins for the fourth quarter in a row. Our consolidated gross margin is 150 basis points higher than the same period last year with some really strong improvements in U.S. merchandising gross margin up 290 basis points, South Africa up by 90 basis points and Brazil up 230 basis points. I am pleased with our continued progress on profitability and our ability to successfully recruit, retain and reward great talent to serve our clients. We are up 140 basis points year to date on gross margin.

“I am also pleased that our wholly owned businesses continue to outperform. You will note that our attributable Adjusted EBITDA is up 21.5% year on year for the quarter and 23.8% up for the first nine months of the year. This is a signal of the growing strength in our core and our ability to execute.

“While we focus on growth and profitability, we continue to explore strategic alternatives that will create value for our shareholders. We do not have an update today, but we remain committed to this work and unlocking the potential of this great company for years to come,” concluded Matacunas.

Third Quarter 2023 Financial Results

Net revenues were $67.3 million, comprised of $53.8 million from Americas (79.9%), $7.9 million from EMEA (11.7%), and $5.7 million from APAC (8.4%). Total net revenue decreased by 3.6%, down 4.5% on a constant currency basis. Americas revenues were comparable to the prior year. EMEA revenues declined by 12.1% and APAC decreased by 20.6% from the prior year quarter.

Gross profit was $13.4 million, or 19.9% of revenues, compared to $12.8 million, or 18.4% of revenues, in the prior year quarter. This 150-basis point improvement in gross profit margin was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containments, as well as services mix shifts in the quarter.

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Selling, general and administrative (SG&A) expenses were $11.3 million, or 16.8% of revenues (16.5% of revenues excluding non-recurring costs associated with reviewing strategic alternatives), compared to $10.6 million, or 15.2% of revenues, in the prior year quarter. Non-recurring costs associated with reviewing strategic alternatives were $143 thousand during the third quarter.

Operating income was $1.5 million, down 10.4%, versus operating income of $1.7 million from the prior year quarter.

Net income attributable to SPAR Group, Inc. was $259 thousand, or $0.01 per share, compared to a net loss attributable to SPAR Group Inc. of $32 thousand, or $0.00 per share, in the year-ago quarter. Non-GAAP net income attributable to SPAR Group, Inc. (1) in the quarter was $570 thousand, or $0.02 per share, compared to $212 thousand, or $0.01 per share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2023 quarter was $2.5 million, comparable to $2.5 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 quarter was $1.5 million, compared to $1.2 million in the prior year.

(1)

Adjusted non-GAAP Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

First Nine Months 2023 Financial Results

Net revenues were $197.6 million, comprised of $154.5 million from Americas (78.2%) and $25.8 million from EMEA (13.0%), and $17.4 million from APAC (8.8%). Total net revenue increased by 0.5%, up 2.4% on a constant currency basis, and Americas revenues increased over the prior year by 3.0%, EMEA decreased by 5.6%, and APAC decreased by 9.9% from the prior year period.

Gross profit was $40.6 million, or 20.5% of revenues, compared to $37.6 million, or 19.1% of revenues, in the prior year period. This 140-basis point improvement in gross profit margins was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containments.

Selling, general and administrative (SG&A) expenses were $32.3 million, or 16.4% of revenues (16.1% of revenues excluding non-recurring costs associated with reviewing strategic alternatives), compared to $30.0 million, or 15.2% of revenues, in the prior year period. Non-recurring costs associated with reviewing strategic alternatives were $571 thousand during the first nine months of 2023.

Operating income was $6.7 million, up 8.9%, versus operating income of $6.1 million from the prior year period.

Net income attributable to SPAR Group, Inc. was $1.8 million, or $0.08 per share, comparable to net income attributable to SPAR Group Inc. of $1.8 million, or $0.08 per share, in the nine-month period a year ago. Non-GAAP net income attributable to SPAR Group, Inc. (1) in the period was $2.5 million, or $0.11 per share, compared to $2.0 million, or $0.09 per share, in the year-ago period.

Consolidated Adjusted EBITDA (1) in the 2023 period was $9.2 million, compared to Consolidated Adjusted EBITDA of $7.9 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 period was $6.0 million, compared to $4.9 million in the prior year.

(1)

Adjusted non-GAAP Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of September 30, 2023

The Company’s total worldwide liquidity at the end of the first nine months was $12.4 million, with $8.0 million in cash and cash equivalents and $4.4 million of unused availability as of September 30, 2023. For the nine months ended September 30, 2023, net cash provided by operating activities was $1.6 million. The Company ended the nine months with positive net working capital of $27.5 million at September 30, 2023.

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Conference Call

The Company will conduct a conference call today at 10:00 a.m Eastern Time to discuss financial and operating results for the third quarter and nine months ended September 30, 2023. To access the call, live by phone, dial 1-833-630-1542 (Domestic), 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through November 21, 2023, by calling 1-877-344-7529 using passcode ID 2719462#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in a Quarterly Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the “SEC”) expected to be filed on or about November 14, 2023. There also are forward-looking statements contained in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023, and SGRP’s First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on May 1, 2023 (as so amended, the “Annual Report”), and SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207 or 817-778-8339

- Financial Statements Follow –

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

Net revenues	$67,333	$69,832	$197,649	$196,626
Related party - cost of revenues	1,628	2,535	4,807	7,201
Cost of revenues	52,332	54,457	152,235	151,806
Gross profit	13,373	12,840	40,607	37,619
Selling, general and administrative expense	11,284	10,614	32,345	29,952
Depreciation and amortization	548	506	1,574	1,524
Operating income	1,541	1,720	6,688	6,143
Interest expense, net	380	270	1,248	595
Other income, net	(164)	(126)	(347)	(363)
Income before income tax expense	1,325	1,576	5,787	5,911

Income tax expense	227	676	1,806	1,942
Net income	1,098	900	3,981	3,969
Net income attributable to non-controlling interest	(839)	(932)	(2,217)	(2,180)
Net income (loss) attributable to SPAR Group, Inc.	$259	$(32)	$1,764	$1,789
Basic income per common share attributable to SPAR Group, Inc.	0.01	(0.00)	0.08	0.08
Diluted income per common share attributable to SPAR Group, Inc.	$0.01	$(0.00)	$0.08	$0.08
Weighted-average common shares outstanding– basic	23,237	22,227	23,201	21,873
Weighted-average common shares outstanding – diluted	23,376	22,227	23,350	22,010

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022

Assets:
Current assets:
Cash and cash equivalents	$7,960	$9,345
Accounts receivable, net	65,650	63,714
Prepaid expenses and other current assets	6,163	7,861
Total current assets	79,773	80,920
Property and equipment, net	3,094	3,261
Operating lease right-of-use assets	2,023	969
Goodwill	1,712	1,708
Intangible assets, net	1,295	2,040
Deferred income taxes, net	3,859	3,766
Other assets	2,259	1,934
Total assets	$94,015	$94,598
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$10,533	$10,588
Accrued expenses and other current liabilities	16,674	20,261
Due to affiliates	2,999	2,964
Customer incentives and deposits	1,771	2,399
Lines of credit and short-term loans	19,323	17,980
Current portion of operating lease liabilities	946	363
Total current liabilities	52,246	54,555
Operating lease liabilities, net of current portion	1,077	606
Long-term debt	922	1,376
Total liabilities	54,245	56,537
Commitments and contingencies
Stockholders' equity:
Series B convertible preferred stock, $0.01 par value per share: 2,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 2,000,000 shares issued as of September 30, 2023 and December 31, 2022; 650,000 shares and 854,753 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	7	9
Common stock, $0.01 par value per share: 47,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 23,446,444 and 23,059,138 shares issued as of September 30, 2023 and December 31, 2022, respectively; 23,240,959 shares and 22,853,653 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	232	229
Treasury stock, at cost, 205,485 shares and 205,485 shares as of September 30, 2023 and December 31, 2022, respectively	(285)	(285)
Additional paid-in capital	20,928	20,708
Accumulated other comprehensive loss	(4,871)	(4,941)
Retained earnings	8,471	6,707
Total stockholders' equity attributable to SPAR Group, Inc.	24,482	22,427
Non-controlling interest	15,288	15,634
Total stockholders’ equity	39,770	38,061
Total liabilities and stockholders’ equity	$94,015	$94,598

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$3,981	$3,969
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,574	1,524
Amortization of operating lease right-of-use assets	433	589
Bad debt expense, net of recoveries	138	35
Deferred income tax expense (benefit)	(15)	-
Share-based compensation expense	217	585
Majority stockholders change in control agreement	-	(420)
Changes in operating assets and liabilities:
Accounts receivable	(1,963)	(12,283)
Prepaid expenses and other current assets	1,635	(4,164)
Accounts payable	409	3,708
Operating lease liabilities	(433)	(589)
Accrued expenses and other current liabilities	(4,336)	2,884
Net cash provided by (used in) operating activities	1,640	(4,162)

Cash flows from investing activities:
Purchases of property and equipment	(1,083)	(1,237)
Net cash used in investing activities	(1,083)	(1,237)

Cash flows from financing activities:
Borrowings under line of credit	80,151	33,151
Repayments under line of credit	(79,520)	(23,904)
Payments to acquire noncontrolling interests	(473)	-
Distribution to noncontrolling investors	(1,674)	-
Net cash provided by (used in) financing activities	(1,516)	9,247

Effect of foreign exchange rate changes on cash	(426)	(5,200)
Net change in cash, cash equivalents and restricted cash	(1,385)	(1,352)
Cash, cash equivalents at beginning of period	9,345	13,473
Cash, cash equivalents at end of period	$7,960	$12,121

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

SPAR Group, Inc. and Subsidiaries

Segment Information

(unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Revenues:
Americas	$53,796	$53,738	$154,457	$149,992
APAC	5,674	7,147	17,432	19,351
EMEA	7,863	8,947	25,760	27,283
Total net revenues	$67,333	$69,832	$197,649	$196,626

Operating income:
Americas	$1,328	$1,441	$5,894	$5,862
APAC	(218)	(341)	(510)	(1,491)
EMEA	431	620	1,304	1,772
Total operating income	$1,541	$1,720	$6,688	$6,143

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) review of strategic alternatives, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net income attributable to SPAR Group, Inc. to

Adjusted Net income attributable to SPAR Group, Inc. Reconciliation

Diluted income per common share attributable to SPAR Group, Inc. to

Adjusted Diluted income per common share attributable to SPAR Group, Inc. Reconciliation

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Income attributable to SPAR Group Inc.	$259	$(32)	$1,764	$1,789
Add-back Adjusted EBIDTA (net of taxes)	311	244	755	175
Adjusted Net income attributable to SPAR Group, Inc.	$570	$212	$2,520	$1,964

Diluted income per common share attributable to SPAR Group, Inc.	$0.01	$-	$0.08	$0.08
Add-back Adjusted EBIDTA per common share (net of taxes)	0.01	0.01	0.03	0.01
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$0.02	$0.01	$0.11	$0.09

SPAR Group, Inc.

Net Income to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Consolidated Net Income	$1,098	$900	$3,981	$3,969
Depreciation and amortization	548	506	1,574	1,524
Interest expense	380	270	1,248	595
Income Tax expense	227	676	1,806	1,942
Other income	(164)	(126)	(347)	(363)
Consolidated EBITDA	2,089	2,226	8,262	7,667
Review of Strategic Alternatives	143	-	571	-
Share based compensation	83	309	217	589
Legal Costs / Settlements - non recurring	140	-	140	(368)
Restructuring costs	28	-	28	-
Consolidated Adjusted EBITDA	2,483	2,535	9,218	7,888
Adjusted EBITDA attributable to non controlling interest	(977)	(1,295)	(3,211)	(3,035)
Adjusted EBITDA attributable to SPAR Group, Inc.	$1,506	$1,240	$6,007	$4,853

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.